Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM

To the Board of Directors
Manhattan Bancorp
El Segundo, California

We hereby consent to the use in this Registration Statement on Form SB-2 (Pre-effective Amendment No. 1) for Manhattan Bancorp, of our report dated January 17, 2007 with respect to the balance sheet of Manhattan Bancorp as of December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period from June 19, 2006 (inception) to December 31, 2006.

/s/ Hutchinson and Bloodgood LLP
Hutchinson and Bloodgood LLP

Glendale, CA
March 20, 2007